UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28 , 2010

Commission File Number: 000-50875

Bazi International, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	841575085
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1730 Blake Street, Suite 305, Denver, Colorado, 80202
(Address of principal executive offices)

303-316-8577
(Registrant's Telephone number)

XELR8 Holdings, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2010, XELR8 Holdings, Inc., a Nevada corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company merged with its newly formed, wholly owned subsidiary Bazi International, Inc., a Nevada corporation ("Merger Sub" and such merger transaction, the "Merger"). Upon the consummation of the Merger, the separate existence of Merger Sub ceased and shareholders of the Company became shareholders of the surviving company named Bazi International, Inc.

As permitted by Chapter 92A.180 of Nevada Revised Statutes, the sole purpose of the Merger was to effect a change of the Company's name. Upon the filing of Articles of Merger (the "Articles of Merger") with the Secretary of State of Nevada on July 28, 2010 to effect the Merger, the Company's articles of incorporation were deemed amended to reflect the change in the Company's corporate name.

A copy of the Articles of Merger and Agreement and Plan of Merger as filed with the Secretary of State of Nevada on July 28, 2010 is attached as Exhibits 3.1.

The Company's common stock will temporarily remain listed for quotation on the OTC Bulletin Board under the current symbol (XELR) until new a symbol is assigned by Financial Industry Regulatory Authority, Inc. (FINRA). The Company will publicly announce the new trading symbol when assigned by FINRA and the effective date of the symbol change.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

See Item 1.01 above.

Item 8.01 Other Events.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bazi International, Inc.

Date: August 2, 2010
By:	/s/ Kevin C. Sherman
Name: Kevin C. Sherman
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

EX-3.1	Articles of Merger

EX-99.1	Agreement and Plan of Merger, dated July 28, 2010, by and between XELR8 Holdings, Inc. and Bazi International, Inc.